Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

STOCKHOLDERS OF DIGITAL GENERATION, INC. APPROVE MERGER AGREEMENT

DALLAS, TX — February 3, 2014 — Digital Generation, Inc. (NASDAQ: DGIT), the world’s leading independent ad management and distribution platform, announced that at DG’s special meeting of stockholders held today, stockholders voted overwhelmingly to approve the merger agreement by and among Extreme Reach, Inc., a wholly-owned subsidiary of Extreme Reach and DG.

Approximately 99.8 percent of the shares voting at today’s special meeting voted in favor of the adoption of the merger agreement, which represented approximately 70.1 percent of DG’s total outstanding shares of common stock as of January 3, 2014, the record date for the special meeting.  In addition, approximately 82.0 percent of the shares voting at today’s special meeting voted in favor of the approval of certain compensation payable or that could become payable to DG’s named executive officers in connection with the merger, which represented approximately 57.5 percent of DG’s total outstanding shares of common stock as of January 3, 2014, the record date for the special meeting.

As previously announced on August 13, 2013, DG and Extreme Reach entered into a definitive agreement for DG to sell its television ad delivery business to Extreme Reach for $485 million in merger consideration plus cash and working capital from DG’s television business.  The merger consideration will be used by DG to pay off all outstanding debt and fund a planned cash distribution to DG stockholders of approximately $3 per share. In addition, DG stockholders will receive a distribution of one share of common stock of the newly formed subsidiary of DG that will hold the assets and liabilities associated with DG’s online advertising business for each share of DG common stock in partial redemption of their DG shares.

Following the closing of the transaction and the cash distribution, DG’s newly formed online advertising business is expected to have total cash of approximately $60 million and total working capital of approximately $60 million, including cash and working capital from DG’s television business.

DG previously disclosed that it expects the spin-off and merger transaction to close February 7, 2014, subject to the satisfaction of the closing conditions set forth in the merger agreement.

About DG

DG connects over 11,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 11,500 web publishers in 78 countries.  The Company’s television division utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively.  The Company’s online division, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising.  For more information, visit www.DGit.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this communication regarding the proposed transactions, the expected timing for completing the proposed transactions, future financial and operating results, benefits, synergies, future opportunities of the proposed transactions and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain the requisite stockholder approvals in a timely manner or otherwise; failure to satisfy other conditions to consummation of the transactions; the ability of Extreme Reach to consummate the necessary debt financing arrangements set forth in financing letters received by Extreme Reach; changes in government regulation; the ability to successfully separate operations and employees; the potential impact of the announcement of the transactions or consummation of the transactions on relationships with employees, suppliers, customers and competitors; international, national or local economic, social or political conditions that could adversely affect the parties to the transactions or their customers; conditions in the credit markets; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. In addition, any forward-looking statements represent the Company’s estimates only as of the date hereof and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company disclaims any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.